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                            EXHIBIT 23.2

                    INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of SMA Real Time Inc. on Form SB-2 of our report dated December 9, 1998 appearing in the Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.



                       TABB, CONIGLIARO & McGANN, P.C.


New York, New York
September 9, 1999